Registration No. 33-50573


                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                            POST-EFFECTIVE AMENDMENT NO.1

                                       TO

                                    FORM S-8

                            REGISTRATION STATEMENT UNDER
                             THE SECURITIES ACT OF 1933


                               DIAMOND SHAMROCK, INC.
             (Exact name of registrant as specified in its charter)


              Delaware                             74-2456753

     (State or other jurisdiction of               (IRS Employer
      incorporation or organization)               Identification No.)

       9830 Colonnade Boulevard
       San Antonio, Texas                          78230
(Address of Principal Executive                  (Zip Code)
 Offices)

                                DIAMOND SHAMROCK, INC.
                           401(K) RETIREMENT SAVINGS PLAN
                              (Full title of the plan)

                               Timothy J. Fretthold
                      Senior Vice President/Group Executive
                               and General Counsel
                            9830 Colonnade Boulevard
                            San Antonio, Texas 78230
                    (Name and address of agent for service)

                                 (210) 641-6800
        (Telephone number, including area code, of agent for service)

This Post-Effective Amendment No. 1 to Form S-8 is being filed to include, as
Exhibit 4.1, the signed Diamond Shamrock, Inc. 401(k) Retirement Savings Plan.

                                    PART II
                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits

     4.1  Diamond Shamrock, Inc.401(k) Retirement Savings Plan.

     4.2 Rights Agreement between the Company and Ameritrust Company, National Association, as Rights Agent, dated March 6, 1990 (Exhibit 2 to the Company's Form 8-A Registration Statement dated March 6, 1990 (the "Form 8-A")).*

     4.3 Certificate of Incorporation of the Company (Exhibit 3.1 to the Company's Form 10 Registration Statement No. 1-9409 (the "Form 10")), as amended by a Certificate of Designations Establishing $2.00 Convertible Exchangeable Preferred Stock (an amended form of which is Exhibit 4.3 to the Company's Form S-1 Registration Statement No. 33-21991) and by a Certificate of Designations Establishing Series A Junior Participating Preferred Stock (a form of which is Exhibit 3 to the Company's Form 8-A).*

     4.4  By-laws of the Company (Exhibit 3.2 to the Form 10).*

     15.1 Independent Accountants' Awareness Letter.**

     23.1 Consent of Price Waterhouse LLP.**

     24.1 Powers of Attorney of directors and officers of the Company.***

     24.2 Certificate regarding resolutions of the Board of Directors of the Company.**

     * Each document marked by an asterisk is incorporated herein by reference to the designated document previously filed with the Commission.

     **Each document marked by two asterisks was previously filed as part of Registration Statement No. 33-50573.

    ***Powers of Attorney of directors and officers of the Company were previously filed as part of Registration Statement No. 33-50573, except for the ones filed herewith.


                                 SIGNATURES

Pursuant to the requirements of the 1933 Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on the 12th day of December, 1995.

                                 DIAMOND SHAMROCK, INC.


                                 By: * R.R. Hemminghaus
                                       Chairman of the Board and
                                       Chief Executive Officer

Pursuant to the requirements of the 1933 Act, this Post-Effective Amendment No. 1 to Form S-8 has been signed by the following persons in the capacities and on the date indicated:

     Signature                Title                       Date

     *R.R. Hemminghaus        Chairman of the Board       December 12, 1995
                              and Chief Executive
                              Officer

     *R.C. Becker             Vice President and          December 12, 1995
                              Treasurer (Principal
                              Financial Officer)

     *Gary E. Johnson         Vice President and          December 12, 1995
                              Controller(Principal
                              Accounting Officer)

     *B. Charles Ames         Director                    December 12, 1995

     *E. Glenn Biggs          Director                    December 12, 1995

     *W.E. Bradford           Director                    December 12, 1995

     *Lauro F. Cavazos        Director                    December 12, 1995

     *W.H. Clark              Director                    December 12, 1995

     *William L. Fisher       Director                    December 12, 1995

     *Bob Marbut              Director                    December 12, 1995

     *Katherine D. Ortega     Director                    December 12, 1995

Pursuant to the requirements of the Securities Act of 1933, the Diamond Shamrock, Inc. Employee Benefits Committee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on December 12, 1995.

                                   DIAMOND SHAMROCK, INC.
                                   401(K) RETIREMENT SAVINGS PLAN



                                   By: *William R. Klesse
                                        Chairman, Diamond Shamrock, Inc.
                                        Employee Benefits Committee

Timothy J. Fretthold, by signing his name hereto, does hereby sign this Post-Effective Amendment No. 1 to Form S-8 on behalf of Diamond Shamrock, Inc., the Diamond Shamrock, Inc. Employee Benefits Committee, and each of the above-named officers and directors of Diamond Shamrock, Inc. pursuant to powers of attorney executed on behalf of the Company, the chairman of the Committee, and each of such officers and directors.


*By: /s/ TIMOTHY J. FRETTHOLD

         Timothy J. Fretthold
         Attorney-in-fact

                                      December 12, 1995


                               INDEX TO EXHIBITS


Exhibit
No.
                                Exhibit

4.1 Diamond Shamrock, Inc. Long-Term Incentive Plan, as amended effective May 2, 1995.

4.2 Rights Agreement between the Company and Ameritrust Company, National Association, as Rights Agent, dated March 6, 1990 (Exhibit 2 to the Company's Form 8-A Registration Statement dated March 6, 1990 (the "Form 8-A")).*

4.3 Certificate of Incorporation of the Company (Exhibit 3.1 to the Company's Form 10 Registration Statement No. 1-9409 (the "Form 10")), as amended by a Certificate of Designations Establishing $2.00 Convertible Exchangeable Preferred Stock (an amended form of which is Exhibit 4.3 to the Company's Form S-1 Registration Statement No. 33-21991) and by a Certificate of Designations of Series A Junior Participating Preferred Stock (a form of which is Exhibit 3 to the Company's Form 8-A).*

4.4    By-laws of the Company (Exhibit 3.2 to the Form 10).*

15.1   Independent Accountants Awareness Letter.**

24.1   Powers of Attorney of directors and officers of the Company.***

24.2   Certificate regarding resolutions of the Board of Directors of the
       Company.**
________________________________________________________________________

* Each document marked by an asterisk is incorporated herein by reference to the designated document previously filed with the Commission.

** Each document marked by two asterisks was previously filed as part of Registration Statement No. 33-50573.

*** Powers of Attorney of directors and officers of the Company were previously filed as part of Registration Statement No. 33-50573, except for the one filed herewith.


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